Exhibit 99.1

Tianli Agritech Inks Sales Agreements with Eight Hotels and Restaurants in Wuhan City

WUHAN CITY, China, Oct. 3, 2013 /PRNewswire/ -- Tianli Agritech, Inc. (NASDAQ:OINK) ("Tianli" or the "Company"), a leading producer of breeder hogs, market hogs and black hogs, headquartered in Wuhan City, China, today announced that its operating subsidiary, Hubei Tianzhili Breeder Hog Co. Ltd. ("Tianzhili"), had signed one-year sales contracts with eight hotels and restaurants in Wuhan City, Hubei Province. Among the eight new customers for the Company's Tianli-Xiduhei™ black hog meat cuts are three hotels – WuLingNianDai, DongXin, and Citizen and five restaurants – NongJiaXiaoYuan, ChuYuWang, ShuiMoRenJia, CuiZhuYuan, and XiaXingTianXia.

"We are delighted to serve these leading hotels and restaurants with our premium quality black hog meat cuts. Our association with these well-known hotels and restaurants should enhance the reputation of our branded black hog meat. As our distribution network continues to expand at a fast clip, we are increasingly excited about the growth prospects of our black hog program and our retail business. This, combined with the recovery of pork prices in recent months, sets the stage for continuing top-line growth and Tianli's return to profitability in coming quarters," said Mrs. Hanying Li, Chairwoman and Chief Executive Officer of Tianli.

About Tianli Agritech, Inc.

Tianli Agritech, Inc. is in the business of breeding, raising and selling breeder and market hogs in China and is developing a retail channel for its pork products including high-value, black hog meat. The Company is focused on growing high quality hogs for sale for breeding and meat purposes. The Company conducts genetic, breeding and nutrition research to steadily improve its production capabilities.

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts.  These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Tina Xiao
Weitian Group LLC
Phone: +1-917-609-0333
Email: tina.xiao@weitian-ir.com
Web: http://www.weitian-ir.com